Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

          In connection with the accompanying Quarterly Report on Form 10-Q of Velocity Asset Management, Inc. for the six months ended June 30, 2008, I, James J. Mastriani, Chief Financial Officer of Velocity Asset Management, Inc., do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                    (1) such Quarterly Report on Form 10-Q for the six months ended June 30, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2) the information contained in such Quarterly Report on Form 10-Q for the six months ended June 30, 2008, fairly presents, in all material respects, the financial condition and results of operations of Velocity Asset Management, Inc.

/s/ James J. Mastriani

James J. Mastriani
Chief Financial Officer

August 14, 2008